Exhibit 10.4

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 3, 2016, by and between (i) QUADRANT 4 SYSTEM CORPORATION, an Illinois corporation (“Borrower”), (ii) immediately upon the consummation of the California Acquisition, STRATITUDE, INC., a California corporation (the “Guarantor”, and together with Borrower, collectively referred to herein as the “Loan Parties” and individually each referred to herein as a “Loan Party”), and (iii) BMO HARRIS BANK N.A, a national banking association, as (“Bank”).
RECITALS:
WHEREAS, Bank and the Borrower have entered into that certain Credit Agreement, dated as of July 1, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Bank, subject to the terms and conditions of the Loan Documents, has made available to the Borrower a term loan, a revolving credit facility and the CapEx Software loans; and
WHEREAS, each Loan Party has requested that the Bank amend certain provisions of the Credit Agreement, and Bank is willing to do so subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties hereto, intending to be bound, hereby agree as follows:
1.          Capitalized Terms.  All capitalized terms which are not defined in this Amendment shall have the same meanings as set forth in the Credit Agreement after giving effect to the amendments to the Credit Agreement set forth herein.
2.          Amendments to the Credit Agreement.  Subject to the terms and conditions of this Amendment, the Credit Agreement is amended as follows:
(a)          The following definitions are added to Section 1.1 of the Credit Agreement in alphabetical order, to read as follows:
“Agama Acquisition” means the Acquisition by Stratitude of all or substantially all of the assets of Agama Solutions Inc. pursuant to the terms and conditions of the Agama Purchase Agreement.
“Agama Purchase Agreement” means that certain Asset Purchase Agreement, dated as of November 3, 2016, by and among Stratitude, as purchaser, and Agama Solutions Inc., as seller.
“Agama Purchase Documents” means, collectively, (a) the Agama Purchase Agreement and (b) all other agreements, instruments and documents executed and delivered in connection therewith.

 “BIP Warrant” means that certain warrant by Borrower in favor of Second Lien Lender to purchase 3,000,000 shares of common stock of Borrower substantially in the form of Exhibit A attached to the applicable Second Lien Loan Document on the terms and conditions set forth therein.
“Brainchild Earn-Out” means the “Earn Out” payable to the Brainchild Seller pursuant to Section 1.2.3 of the Brainchild Purchase Agreement.
“Brainchild Put Right” means the put right payable to the Brainchild Seller pursuant to Section 1.2.2 of the Brainchild Purchase Agreement.
“Brainchild Seller” means Jeffrey Cameron and Beverly Cameron, former stockholders of Brainchild Corporation.
“Brainchild Purchase Agreement” means that certain Stock Purchase Agreement, by and between Borrower and Brainchild Seller, dated as of January 1, 2015.
“California Acquisition” means the Acquisition by Borrower of all or substantially all of the capital stock of Stratitude, Inc. pursuant to the terms and conditions of the California Purchase Agreement (it being understood that Stratitude will be consummating the Agama Acquisition immediately prior to the California Acquisition).
“California Acquisition Subordination Agreement” means that certain Subordination Agreement dated as of November 3, 2016 by and among Borrower, Bank and the California Purchase Agreement Seller.
“California Purchase Agreement” means that certain Stock Purchase Agreement, dated as of November 3, 2016, by and among Borrower, Stratitude, Inc., a California corporation, and the California Purchase Agreement Seller.
 “California Purchase Agreement Earn-Out” means the “Earnout Consideration” payable to the California Purchase Agreement Seller pursuant to Section 1.5 and Exhibit B of the California Purchase Agreement.
“California Purchase Agreement Seller” means, individually and collectively, the shareholders listed on Exhibit A to the California Purchase Agreement.

“California Purchase Documents” means, collectively, (a) the California Purchase Agreement and (b) all other agreements, instruments and documents executed and delivered in connection therewith.
“DialedIn Earn-Out” means the “General Revenue Earnout” (as defined in the DialedIn Merger Agreement) and the “HP Earnout” (as defined in the DialedIn Merger Agreement) payable to the Shareholders (as defined in the DialedIn Merger Agreement) pursuant to Section 2.4(ii) and (iii) of the DialedIn Merger Agreement.
“DialedIn EO Recipients” means Shareholders and officers and employees of DialedIn, Inc. receiving payments of the DialedIn Earn-Out.
“DialedIn General Sales Commission” means the “General Sales Commission” (as defined in the DialedIn Sales Commission Agreement) payable to the former shareholders of DialedIn Inc. pursuant to the DialedIn Sales Commission Agreement.
“DialedIn HP Sales Commission” means the “HP Sales Commission” (as defined in the DialedIn Sales Commission Agreement) payable to the former shareholders of DialedIn Inc. pursuant to the DialedIn Sales Commission Agreement.
“DialedIn Merger Agreement” means that certain Agreement and Plan of Merger, by and among DialedIn, Inc., Q-Dial Corp. and Borrower, dated as of November __, 2015.
“DialedIn Sales Commission Agreement” means that certain Sales Commission Agreement between Borrower and the former shareholders of DialedIn Inc. dated effective as of the later of January 8, 2016 or the date fully executed by both parties.
“Distributions” by a Person means (a) dividends or other distributions on any now or hereafter outstanding capital stock of such Person; (b) the redemption, repurchase, defeasance or acquisition of such capital stock or of warrants, rights or other options to purchase such capital stock; and (c) any loans or advances (other than salaries or reimbursement of employee expenses in the ordinary course of business), to any stockholder(s), partner(s) or member(s) of such Person.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“First Amendment Effective Date” means November 3, 2016.
“GPA Learn Acquisition” means the Acquisition by Borrower of the “Purchased Assets” (as such term is defined in the GPA Learn Purchase Agreement) pursuant to the GPA Learn Purchase Agreement.
“GPA Learn Purchase Agreement” means that certain Asset Purchase Agreement, dated as of November 3, 2016, by and between Borrower, as purchaser, and the GPA Learn Seller.
“GPA Learn Purchase Documents” means, collectively, (a) the GPA Learn Purchase Agreement and (b) all other agreements, instruments and documents executed and delivered in connection therewith.
“GPA Learn Royalties” means, collectively, the “Royalty Payments” (as defined in the GPA Learn Royalty Agreement) payable to the GPA Learn Seller.
“GPA Learn Royalty Agreement” means that certain Royalty Agreement dated as of November 3, 2016 by and between the GPA Learn Seller and Borrower.
“GPA Learn Seller” means Great Parents Academy, LLC, a Georgia limited liability company.
“Related Agreements” means, collectively, (a) the Agama Purchase Documents, (b) the GPA Learn Purchase Documents and (c) California Purchase Documents.
“Related Transaction” means, collectively, (a) the Agama Acquisition, (b) the GPA Learn Acquisition and (c) the California Acquisition.
“Reporting Company” means a Person that has a class of securities registered under the Exchange Act or is otherwise required to file reports with the SEC under the Exchange Act.
“Sandton” means Sandton Credit Opportunities Fund I, LP, together with any of its Affiliates and their respective successors and assigns.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Specified GPA Learn Loss Reserve” means from the First Amendment Effective Date and at all times thereafter, a reserve established by Bank against the Borrowing Base in respect of the GPA Learn Loss in an amount equal to $50,000 (or such lesser or greater amount as Bank may elect in its sole discretion from time to time).
“Stratitude” means Stratitude, Inc., a California corporation, and Wholly-owned Subsidiary of Borrower that became a Guarantor immediately following the California Acquisition on the First Amendment Effective Date.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question:  the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, OTCQB, or OTCQX (or any successors to any of the foregoing).
(b)          The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
“Borrowing Base” means , as of any time it is to be determined, the sum of:
(a)          80% of the then outstanding unpaid amount of Eligible Receivables; minus
(b)          the Specified Asset Sale Lien Reserve; minus
(c)          the Specified GPA Learn Loss Reserve; minus
(d)          the amount of other reserves imposed from time to time on the Borrowing Base by Bank acting in its Permitted Discretion;
provided that (i) Bank shall have the right upon five (5) Business Days’ notice to Borrower to reduce the advance rates against Eligible Receivables in its reasonable discretion based on results from any field audit or appraisal of the Collateral and (ii) the Borrowing Base shall be computed only as against and on so much of such Collateral as is included on the Borrowing Base Certificates furnished from time to time by Borrower pursuant to this Agreement and, if required by Bank pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence reasonably required to be furnished to Bank pursuant hereto or pursuant to any such Collateral Document.”

“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Exchange Act) at any time of beneficial ownership of 20% or more of the outstanding capital stock or other equity interests of Borrower on a fully diluted basis, (b) the failure of individuals who are members of the board of directors (or similar governing body) of Borrower on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of Borrower, (c) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness for Borrowed Money of Borrower or any Subsidiary shall occur, including, without limitation, the Second Lien Debt, (d) a sale, assignment, lease, conveyance, exchange, transfer, sale-leaseback or other disposition of more than 30% of the assets of Borrower and its Subsidiaries, taken as a whole, whether in one or a series of related transactions (excluding normal inventory sales and financing arrangements associated with inventory or receivables), (e) Borrower ceases to own and control 100% of the capital stock of each Guarantor, (f) approval by the board of directors (or equivalent governing body) of Borrower or any Subsidiary of a liquidation or dissolution of Borrower or such Subsidiary other than, as it relates to any such Subsidiary, the liquidation or dissolution of such Subsidiary shall not be deemed a Change of Control if the assets of such Subsidiary are transferred to Borrower or another Guarantor prior to, or concurrently with, such dissolution or liquidation or (g) a transaction or series of transaction with a controlling stockholder or other affiliated person(s) or third parties that terminates Borrower’s public company status and related reporting obligations under the Exchange Act (for the avoidance of doubt, any event, circumstance or change that results in Borrower’s cessation of reporting under the Exchange Act without also terminating Borrower’s public company status shall not be deemed a Change of Control).
“Earn Out Obligations” means and includes any earn out obligations, performance payments or similar obligations of the Borrower or any Subsidiary arising out of or in connection with a Permitted Acquisition or otherwise, including, without limitation, the Brainchild Earn-Out, the DialedIn Earn-Out and the California Purchase Agreement Earn-Out.
“Fixed Charges” means, with reference to any period for any Person, the sum of (a) all payments of principal due within 12 calendar months on and after the last day of such period with respect to Indebtedness for Borrowed Money of such Person (including, without limitation, any and all payments anticipated to be made (whether contingent or non-contingent at the time) in respect of Earn Out Obligations), (b) Interest Expense of such Person for such period, (c) federal, state, and local income taxes paid or payable by such Person during such period and (d) any Distributions made in cash during such period.  Notwithstanding the foregoing, clause (b) set forth above (the “Applicable Item”) shall be calculated as follows solely for each of the following fiscal quarters then ended:
(i)          for the fiscal quarter ending on September 30, 2016, the Applicable Item shall be calculated as:  actual Applicable Item for the period beginning on July 1, 2016 and ending on September 30, 2016 multiplied by four (4);
(ii)          for the fiscal quarter ending on December 31, 2016, the Applicable Item shall be calculated as:  actual Applicable Item for the period beginning on July 1, 2016 and ending on December 31, 2016 multiplied by two (2);
(iii)          for the fiscal quarter ending on March 31, 2017, the Applicable Item shall be calculated as:  actual Applicable Item for the period beginning on July 1, 2016 and ending on March 31, 2017 multiplied by one and one-third (1 1/3).
“GPA Learn Loss” is defined in Section 6.5(d).
“Guarantor” and “Guarantors” each is defined in Section 6.12(a), and includes, without limitation, Stratitude.
“Second Lien Debt” means the Indebtedness for Borrowed Money evidenced by the Second Lien Promissory Note and the other Second Lien Loan Documents in an aggregate principal amount of $5,075,000 as of the date of initial incurrence thereof.
“Second Lien Intercreditor Agreement” means that certain Intercreditor Agreement dated as of November 3, 2016 between the Second Lien Lender and Bank, which is acknowledged and agreed to by Borrower and Stratitude, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted thereunder.
 “Second Lien Lender” means, collectively, BIP Lender, LLC, as collateral agent, and BIP Quadrant 4 Debt Fund I, LLC, as lender, under the Second Lien Loan Documents.

“Security Agreement” means each general security agreement or similar agreement delivered to Bank in connection with this Agreement or any other Loan Document, including, without limitation, (a) that certain General Security Agreement dated the date of this Agreement between Borrower and Bank, and (b) that certain General Security Agreement dated the date of this Agreement between Stratitude and Bank, in each case as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Subordination Agreements” means, collectively, (a) the Second Lien Intercreditor Agreement, (b) the California Acquisition Subordination Agreement and (c) all other subordination agreements executed by a holder of Subordinated Debt in favor of Bank from time to time on or after the Closing Date in form and substance and on terms and conditions satisfactory to Bank.
“Warrants” means, collectively, any and all warrants of any kind issued by Borrower at any time and from time to time, including, without limitation, the BIP Warrant.
(c)          The definitions of “Specified Convertible Debentures”, “Specified Convertible Debentures Reserve”, “Specified Convertible Debentures Reserve Removal Date”, “Specified Tax Lien Reserve” and “Specified Tax Lien Reserve Removal Date” set forth in Section 1.1 of the Credit Agreement are hereby deleted in their entirety.
(d)          The definition of “EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby revised to add the following at the end of such definition:
“Notwithstanding the foregoing, “EBITDA” shall be calculated as follows solely for each of the following fiscal quarters:
Fiscal Quarter Ending	EBITDA
March 31, 2016	$1,076,202
June 30, 2016	$3,180,975
September 30, 2016	$2,250,000

(e)          (i) The phrase “means any Acquisition by Borrower or any domestic Wholly-owned Subsidiary thereof where:” at the beginning of the definition of “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:  “means (x) the Related Transaction and (y) any Acquisition by Borrower or any domestic Wholly-owned Subsidiary thereof where:”; (ii) the word “and” at the end of clause (p) of the definition of “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety; (iii) clause (q) of the definition of “Permitted Acquisition” is hereby amended and restated in its entirety to read as follows: “(q) Borrower and its Subsidiaries shall not assume or acquire any Indebtedness for Borrowed Money in connection with such Acquisition to the extent such Indebtedness would not be permitted under Section 7.1 hereof; and”; and (iv) a new clause (r) is hereby inserted at the end of such definition immediately following clause (q) thereof to read as follows: “to the extent readily available to Borrower or any domestic Wholly-owned Subsidiary, Borrower or such Subsidiary shall have provided Bank with such other information with respect to such Acquisition as reasonably requested by Bank.”.
(f)          Section 4.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)          (i) with respect to any initial Credit Event made on the Closing Date, each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all respects as of said time, except to the extent the same expressly relate to an earlier date, in which case such representations and warranties shall be and remain true and correct in all respects as of such earlier date; and (ii) with respect to any Credit Event made after the Closing Date, each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (except (x) to the extent that such representation or warranty is qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be and remain true and correct in all respects, and (y) to the extent the same expressly relate to an earlier date, in which case such representations and warranties shall be and remain true and correct in all respects as of such earlier date);”
(g)          Section 5.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Section 5.5          Financial Reports.  (a) The consolidated balance sheet of Borrower as at December 31, 2015, and the related consolidated statements of income, retained earnings and cash flows of Borrower for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Schulman, Lobel, Zand, Katzen, Williams & Blackman LLP, independent public accountants, and the unaudited interim consolidated balance sheet of Borrower as at April 30, 2016, and the related consolidated statements of income, retained earnings and cash flows of Borrower for the three (3) months then ended, heretofore furnished to Bank, fairly present the consolidated financial condition of

Borrower as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.  Borrower has no contingent liabilities which are material to it other than as indicated on such financial statements and, with respect to future periods, neither Borrower nor any Subsidiary has any contingent liabilities which are material to it other than as indicated on the financial statements furnished pursuant to Section 6.5.
(b)          The balance sheet of each of Agama Solutions Inc. and Stratitude as at December 31, 2014 and December 31, 2015, and the related statements of income, retained earnings and cash flows of each of Agama Solutions Inc. and Stratitude for the fiscal years then ended, and accompanying notes thereto, which financial statements are accompanied by a quality of earnings report, the unaudited interim income statement of each of Agama Solutions Inc. and Stratitude for each of the calendar months ending as of July 31, 2016 and August 31, 2016, and the unaudited interim consolidated income statement of Borrower and its Subsidiaries as at August 31, 2016, heretofore furnished to Bank, fairly present the consolidated financial condition of Agama Solutions Inc., Stratitude and/or Borrower and its Subsidiaries, as applicable, as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.  Neither Borrower nor any Subsidiary has any contingent liabilities which are material to it other than as indicated on such financial statements and, with respect to future periods, neither Borrower nor any Subsidiary has any contingent liabilities which are material to it other than as indicated on the financial statements furnished pursuant to Section 6.5.
(h)          Section 5.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Section 5.14          Affiliate Transactions.  Neither Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than as set forth on Schedule 5.14 hereto) on terms and conditions which are less favorable to Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.”
(i)          New Sections 5.24, 5.25, 5.26, 5.27, 5.28, 5.29 and 5.30 are hereby added to the Credit Agreement immediately following Section 5.23 thereof to read as follows:
“Section 5.24          Related Agreements.  (a)  Borrower has heretofore furnished Bank a true and correct copy of the Related Agreements.

(b)          Borrower and each of its Subsidiaries and, to Borrower’s knowledge, each other party to the Related Agreements, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby.
(c)          The Related Transaction will comply in all material respects with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by Borrower and each of its Subsidiaries and, to Borrower’s knowledge, each other party to the Related Agreements in connection with the Related Transaction will be, prior to consummation of the Related Transaction, duly obtained and will be in full force and effect.  As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transaction will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transaction.
(d)          The execution and delivery of the Related Agreements did not, and the consummation of the Related Transaction will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on Borrower and/or any of its Subsidiaries or, to Borrower’s knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, material instrument or other material document, or any judgment, order or decree, to which Borrower and/or any of its Subsidiaries is a party or by which Borrower and/or any of its Subsidiaries is bound or, to Borrower’s knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound.
(e)          No statement or representation made in the Related Agreements by Borrower and/or any of its Subsidiaries or, to Borrower’s knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.
Section 5.25          Collective Enterprise.  Borrower and its Subsidiaries are engaged in the businesses of providing cloud based Platform-as-a-Service (PaaS) and Software-as-a-Service (SaaS) products to the health insurance, media and education verticals as of the First Amendment Effective Date, as well as in certain other related businesses.  These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrower, as required for the continued successful operation of Borrower and its Subsidiaries taken as a whole.  Borrower and its Subsidiaries have requested Bank to make credit available hereunder to Borrower primarily for the purposes of Section 6.11 and generally for the purposes of financing the operations of Borrower and its Subsidiaries.  Each of Borrower and each of its Subsidiaries expects to derive benefit (and the Board of Directors of each of Borrower and each of its Subsidiaries has determined that Borrower and such Subsidiary may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by Bank hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of Borrower and each of its Subsidiaries (collectively, the “Obligors”) is dependent on the continued successful performance of the functions of the group as a whole.  Borrower acknowledges, on behalf of itself and each of its Subsidiaries, that, but for the agreement of each of the other Obligors to execute and deliver this Agreement and the other Loan Documents, Bank would not have made available the credit facilities established hereby on the terms set forth herein.
Section 5.26          Labor Relations.  Neither Borrower nor any Subsidiary has committed or is engaged in any unfair labor practice (as defined in the National Labor Relations Act of 1947 and the regulations thereunder, in each case, as amended).  There is (a) no material unfair labor practice complaint pending or threatened against Borrower or any Subsidiary before the National Labor Relations Board and no material grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or, to the knowledge of Borrower and/or any Subsidiary, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of Borrower and/or any Subsidiary, threatened against Borrower or any Subsidiary, and (c) no union representation question existing with respect to the employees of Borrower or any Subsidiary, and, no union organizing activities are taking place.  Except as set forth on Schedule 5.26, there is no employment contract with any employee of Borrower or any Subsidiary and the employment of all employees of Borrower or any Subsidiary are terminable at will without penalty or severance obligation of any kind.  Borrower and each of its Subsidiaries is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.  Neither Borrower nor any Subsidiary is a party to any collective bargaining agreement.
Section 5.27          Potential Conflicts of Interest.  Except as set forth on Schedule 5.27, no officer, director or manager (or equivalent Person) or member, stockholder or other security holder of Borrower or any Subsidiary: (a) is an officer, director, manager, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, Borrower or any Subsidiary; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Borrower or any Subsidiary uses or contemplates using in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to Borrower or any Subsidiary, except for advances in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and reasonable and customary expense reimbursements existing on the date hereof.
Section 5.28          SEC Reports.  Except as disclosed to Bank with respect to any filings required prior to the First Amendment Effective Date which would not reasonably be expected to result in a Material Adverse Effect, Borrower and each of its Subsidiaries has filed all reports, schedules, forms, statements and other documents required to be filed by such Person under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Borrower was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Borrower has never been an issuer subject to Rule 144(i) under the Securities Act.  The financial statements of Borrower and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.
Section 5.29          Listing and Maintenance Requirements.  The common stock of Borrower is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Borrower has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the common stock of Borrower under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Borrower has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the common stock of Borrower is or has been listed or quoted to the effect that Borrower is not in compliance with the listing or maintenance requirements of such Trading Market. Borrower is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The common stock of Borrower is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.
Section 5.30          Amended SEC Reports.  All filings made by Borrower and its Subsidiaries, as amended (if applicable), comply in all material respects with the requirements of the Exchange Act.”
(j)          The reference to “Section 6.5(b) or (c)” set forth in Section 2.8(b)(v) of the Credit Agreement is hereby amended and restated in its entirety to “Section 6.5(d) or (e)”.
(k)          The references to “Section 6.5(b)” set forth in Section 5.23 of the Credit Agreement are hereby amended and restated in their entirety to “Section 6.5(d)”.
(l)          Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Section 6.5          Financial Reports.  Borrower shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to Bank and its duly authorized representatives such information respecting the business and financial condition of Borrower and each Subsidiary as Bank may reasonably request; and without any request, shall furnish to Bank:
(a)          if requested by Bank, as soon as available, and in any event no later than three (3) days after the last day of each calendar week of Borrower (other than the calendar week ending on the last day of the fiscal year of Borrower), a copy of a report of the revenue of Borrower and its Subsidiaries attributable to the GPA Learn software platform for such calendar week and the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by Borrower in accordance with GAAP and certified to by its chief financial officer or such other officer acceptable to Bank;
(b)          as soon as available, and in any event no later than fifteen (15) days after the last day of each calendar month, a Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such month, together with an accounts receivable and accounts payable aging, prepared by Borrower and certified to by its chief financial officer or another officer of Borrower acceptable to Bank;
(c)          if requested by Bank, as soon as available, and in any event no later than thirty (30) days after the last day of each calendar month of Borrower (other than the calendar month ending on the last day of the fiscal year of Borrower), a copy of a report of the revenue of Borrower and its Subsidiaries attributable to the GPA Learn software platform for such calendar month and the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by Borrower in accordance with GAAP and certified to by its chief financial officer or such other officer acceptable to Bank;
(d)          as soon as available, and in any event no later than the earlier of (i) the date Borrower files such documents with the SEC (if Borrower is then a Reporting Company) or (ii) forty-five (45) days after the last day of each fiscal quarter of Borrower, including the fiscal quarter ending on the last day of the fiscal year of Borrower, (i) a copy of the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the last day of such period and the consolidated and consolidating statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for such fiscal quarter and the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by Borrower in accordance with GAAP, reviewed pursuant to Statement on Auditing Standards No. 116 (or any successor statement) and certified to by Borrower’s chief financial officer or such other officer acceptable to Bank, together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” covering the periods referred to above and, if Borrower is then a Reporting Company, the disclosures required by Item 307 and 308 of Regulation S-K under the Exchange Act (all of the foregoing financial information to be prepared on a basis consistent with applicable SEC requirements if Borrower then has a class of securities registered under the Exchange Act) and (ii) following consummation of the GPA Learn Acquisition, a company prepared income statement showing the performance in respect of the assets acquired pursuant to the GPA Learn Acquisition (it being understood and agreed that any negative EBITDA generated in connection with such assets as of the end of any fiscal year of Borrower (any such amount, each a “GPA Learn Loss”) shall constitute a GPA Learn Loss hereunder);
(e)          as soon as available, and in any event no later than the earlier of (i) the date Borrower files such documents with the SEC for each Fiscal Year (if the Borrower is then a Reporting Company) or (ii) ninety (90) days after the last day of each fiscal year of Borrower, (1) a copy of the consolidated balance sheet of Borrower and its Subsidiaries as of the close of such period and the consolidated statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of LJ Soldinger Associates, LLC or another firm of independent public accountants of recognized national standing, selected by Borrower and satisfactory to Bank, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” covering the periods referred to above and, if Borrower is then a Reporting Company, the disclosures required by Item 307 and 308 of Regulation S-K under the Exchange Act (all of the foregoing financial information to be prepared on a basis consistent with applicable SEC requirements if Borrower then has a class of securities registered under the Exchange Act), and (2) a copy of the company prepared consolidating balance sheet of Borrower and its Subsidiaries as of the close of such period and the consolidating statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year;

(f)          with each of the financial statements delivered pursuant to subsections (d) and (e) above, (i) if Borrower is then a Reporting Company, certifications of each of Borrower’s chief executive officer and chief financial officer in the form required by 601(b)(31) of Regulation S-K under the Exchange Act and (ii) a written certificate in the form attached hereto as Exhibit C signed by the chief financial officer of Borrower or another officer of Borrower acceptable to Bank to the effect that to the best of such officer’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by Borrower or any Subsidiary to remedy the same.  Such certificate shall also set forth the calculations supporting such statements in respect of Section 7.12 (Financial Covenants);
(g)          with each of the financial statements delivered pursuant to subsection (e) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;
(h)          as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of Borrower, a copy of Borrower’s consolidated and consolidating business plan for the following fiscal year, such business plan to show Borrower’s projected consolidated and consolidating revenues, expenses and balance sheet on a quarter by quarter/month by month basis, such business plan to be in reasonable detail prepared by Borrower and in form satisfactory to Bank (which shall include a summary of all assumptions made in preparing such business plan);
(i)          promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of Borrower’s or any Subsidiary’s operations and financial affairs given to it by its independent public accountants;
(j)          promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by Borrower or any Subsidiary to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by Borrower or any

Subsidiary with any securities exchange or the SEC or any successor agency;
(k)          promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of Borrower or any Subsidiary or of notice of any material noncompliance with any applicable law, regulation or guideline relating to Borrower or any Subsidiary, or its business;
(l)          promptly after knowledge thereof shall have come to the attention of any responsible officer of Borrower or any Subsidiary, written notice of (i) any threat, notice, development or action of any kind received from, or taken by, Sandton in respect of any claimed Lien of any kind on or with respect to the assets or other Property of Borrower or any Subsidiary, (ii) any investigation by any Governmental Authority or any material development with respect thereto, (iii) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against Borrower or any Subsidiary or any of their Property or any other event which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (iv) (x) the occurrence of any Default or Event of Default hereunder and what action Borrower is taking (and proposed to take) with respect thereto and (y) any development or other information outside the ordinary course of business of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;
(m)          promptly upon receipt by Borrower or any Subsidiary, written notice of any default notice given to any such Person in writing by any creditor to which Borrower or any of its Subsidiaries has material debt or other obligations; and
(n)          such other information (including non-financial information) as Bank may from time to time reasonably request.
(m)          The following sentence is hereby added to the end of Section 6.13 of the Credit Agreement to read as follows:
“Notwithstanding the foregoing, a control agreement shall not be required for deposit accounts for petty cash supporting local operations so long as the amounts on deposit in such deposit accounts do not at any time exceed $10,000 in the aggregate for all such accounts.”
(n)          Section 6.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.17          [Reserved].”
(o)          A new Section 6.19 is hereby added to the Credit Agreement immediately following Section 6.18 thereof to read as follows:
“Section 6.19          Reporting.  Borrower will file complete and correct SEC Reports within the time period required by the SEC or any other applicable self-regulatory authority therefor, as applicable.”
(p)          Clauses (c) and (e) of Section 7.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows, respectively:
“(c)          [reserved];”
“(e)          the Second Lien Debt; provided, however, that (i) the indebtedness and the payment of such indebtedness shall at all times be subordinated to the Obligations pursuant to the Second Lien Intercreditor Agreement, (ii) the aggregate outstanding principal amount of the Second Lien Promissory Note shall not at any time exceed $5,075,000 (plus any paid-in-kind interest added to the principal thereon in accordance with the terms of the Second Lien Intercreditor Agreement) and all other terms and conditions shall be pursuant to the Second Lien Loan Documents, and (iii) the Lien related to the Second Lien Debt shall at all times be subordinated to the Lien related to the Obligations pursuant to the Second Lien Intercreditor Agreement;”
(q)          Clause (h) of Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(h)          the MGL Seller Note; provided, however, that (i) such indebtedness shall either (x) upon the prior written consent of Bank, be paid in full (it being understood and agreed that any such prior written consent of Bank shall require at a minimum that (A) no more than $500,000 of any Revolving Loan be used to consummate any such payment in full and (B) after giving effect to any such payment in full, Borrower shall have Minimum Availability of no less than $1,000,000) or (y) no later than 60 days following the First Amendment Effective Date and at all times thereafter be subordinated to the Obligations pursuant to a Subordination Agreement, (ii) the aggregate outstanding principal amount of the MGL Seller Note shall not at any time exceed $1,600,000, and (iii) such indebtedness shall at all times be unsecured;”
(r)          Clause (i) of Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)          [reserved];”
(s)          The period (“.”) at the end of Section 7.1(j) of the Credit Agreement is hereby replaced with “; and” (a semicolon and the word “and”).
(t)          New sub-sections (k), (l), (m), (n) and (o) are hereby added at the end of Section 7.1 of the Credit Agreement immediately following subsection (j) thereof to read as follows:
“(k)          effective as of July 1, 2016, the Brainchild Earn-Out; provided, however, that (i) the maximum amount payable in respect of such indebtedness shall not exceed $175,000 and (ii) such indebtedness shall at all times be unsecured;
(l)          effective as of July 1, 2016, the Brainchild Put Right; provided, however, that (i) the maximum amount payable in respect of such indebtedness shall not exceed $500,000 and (iii) such indebtedness shall at all times be unsecured;
(m)          effective as of July 1, 2016, the DialedIn Earn-Out; provided, however, that (i) the maximum amount payable in respect of such indebtedness shall not exceed $50,000 and (ii) such indebtedness shall at all times be unsecured;
(n)          effective as of July 1, 2016, the DialedIn General Sales Commission; provided, however, that (i) the maximum amount payable in respect of such indebtedness shall not exceed $50,000 and (ii) such indebtedness shall at all times be unsecured; and
(o)          effective as of July 1, 2016, the DialedIn HP Sales Commission; provided, however, that (i) the maximum amount payable in respect of such indebtedness shall not exceed $50,000 and (ii) such indebtedness shall at all times be unsecured.”
(u)          Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Section 7.6          Dividends and Certain Other Restricted Payments.  Borrower shall not, nor shall it permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests or any warrants (including, without limitation, the Warrants and the BIP Warrant), options, or similar instruments to acquire the same (other than dividends or distributions payable solely in its capital stock or other equity interests), (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants (including, without limitation, the Warrants and the BIP Warrant), options, or similar instruments to acquire the same, (c) directly or indirectly pay management, consulting or similar fees to any Affiliate of Borrower or a Subsidiary, or (d) make any payment in respect of the Brainchild Earn-Out, the Brainchild Put Right, the DialedIn Earn-Out, the DialedIn General Sales Commission or the DialedIn HP Sales Commission, as applicable (collectively referred to herein as “Restricted Payments”); provided that the foregoing shall not operate to prevent the making of dividends or distributions by any Subsidiary to Borrower; provided further that,
(i) Borrower may pay to the Brainchild Seller the Brainchild Earn-Out, in accordance with the terms and conditions of Section 1.2.3 of the Brainchild Purchase Agreement in effect on the date hereof, so long as with respect to any proposed payment prior to and after giving effect to such proposed payment, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) Borrower shall be in pro forma compliance with the financial covenants contained in Section 7.12 hereof as of the most recent fiscal quarter for which Borrower has delivered financial statements pursuant to Section 6.5(d) hereof;
(ii) Borrower may pay to the Brainchild Seller the Brainchild Put Right, in accordance with the terms and conditions of Section 1.2.2 of the Brainchild Purchase Agreement in effect on the date hereof, so long as with respect to any proposed payment prior to and after giving effect to such proposed payment, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) Borrower shall be in pro forma compliance with the financial covenants contained in Section 7.12 hereof as of the most recent fiscal quarter for which Borrower has delivered financial statements pursuant to Section 6.5(d) hereof and (C) Borrower shall have Minimum Availability of no less than $1,000,000;
(iii)  Borrower may pay to the DialedIn EO Recipients the DialedIn Earn-Out, in accordance with the terms and conditions of Section 2.4 of the DialedIn Merger Agreement as in effect on the date hereof, so long as with respect to any proposed payment prior to and after giving effect to such proposed payment, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) Borrower shall be in pro forma compliance with the financial covenants contained in Section 7.12 hereof as of the most recent fiscal quarter for which Borrower has delivered financial statements pursuant to Section 6.5(d) hereof;
(iv) Borrower may pay to the DialedIn EO Recipients the DialedIn General Sales Commission, in accordance with the terms and conditions of the DialedIn Sales Commission Agreement as in effect on the date hereof, so long as with respect to any proposed payment prior to and after giving effect to such proposed payment, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) Borrower shall be in pro forma compliance with the financial covenants contained in Section 7.12 hereof as of the most recent fiscal quarter for which Borrower has delivered financial statements pursuant to Section 6.5(d) hereof;
(v) Borrower may pay to the DialedIn EO Recipients the DialedIn HP Sales Commission, in accordance with the terms and conditions of the DialedIn Sales Commission Agreement as in effect on the date hereof, so long as with respect to any proposed payment prior to and after giving effect to such proposed payment, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) Borrower shall be in pro forma compliance with the financial covenants contained in Section 7.12 hereof as of the most recent fiscal quarter for which Borrower has delivered financial statements pursuant to Section 6.5(d) hereof; and
(vi) Borrower may pay to the GPA Learn Seller the GPA Learn Royalties (including, but not limited to, any payments of the GPA Learn Royalties previously prohibited by the terms hereof), in accordance with the terms and conditions of the GPA Learn Royalty Agreement as in effect on the date hereof, so long as with respect to any proposed payment prior to and after giving effect to such proposed payment, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) Borrower shall be in pro forma compliance with the financial covenants contained in Section 7.12 hereof as of the most recent fiscal quarter for which Borrower has delivered financial statements pursuant to Section 6.5(d) hereof.”
(v)          Section 7.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Section 7.7          Burdensome Contracts With Affiliates.  Borrower shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than as set forth on Schedule 5.14 hereto) on terms and conditions which are less favorable to Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.  Borrower shall provide a copy to Bank of any contract, agreement or business arrangement entered into between Borrower or any of its Subsidiaries and any Affiliate thereof.”
(w)          Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Section 7.11          Constituent Documents, Related Documents and Subordinated Debt.  Borrower shall not, nor shall it permit any Subsidiary to, (a) amend or modify its Constituent Documents in any manner materially adverse to Bank, (b) amend or modify, or waive any rights under, any Related Agreement, other than immaterial amendments, modifications and waivers not adverse to the interests of the Bank, or (c)(i) amend or modify any of the terms or conditions relating to Subordinated Debt (except to the extent permitted pursuant to the applicable Subordination Agreement), (ii) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, or (iii) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations, including, without limitation, any Subordination Agreement.  Notwithstanding the foregoing, Borrower may agree to a decrease in the interest rate applicable to Subordinated Debt or to a deferral of repayment of any of the principal of or interest on the Subordinated Debt beyond the current due dates therefor.”
(x)          The following new Sections 7.13, 7.14, 7.15 and 7.16 are hereby added to the Credit Agreement immediately following Section 7.12 thereof to read as follows:
“Section 7.13          Rate Management Arrangements.  Neither Borrower nor any of its Subsidiaries will enter into Rate Management Agreements or become liable for liabilities arising from Rate Management Agreements except as approved by Bank or as required under Section 6.14 of this Agreement.
Section 7.14          Real Property.  Neither Borrower nor any of its Subsidiaries shall acquire any real property except as permitted by Bank.  As soon as reasonably practical after any permitted acquisition of real property, Borrower or the applicable Subsidiary acquiring such real property shall deliver a perfected first priority mortgage Lien in favor of Bank (and in form and substance acceptable to Bank) on any after-acquired real property of Borrower or any of its Subsidiaries.
Section 7.15          Use of Bank’s Name.  Neither Borrower nor any of its Subsidiaries shall use Bank’s name in connection with any of its business operations other than disclosing the lending arrangement among the Borrower and its Subsidiaries and the Bank or as otherwise required by applicable law or regulation including, without limitation, as required by reporting requirements under the Exchange Act.  Nothing herein contained is intended to permit or authorize Borrower or any of its Subsidiaries to make any contract on behalf of Bank.
Section 7.16          Material Impairment.  Neither Borrower nor any of its Subsidiaries shall become or be a party to any contract or agreement which, in the reasonable business judgment of such Person, materially impairs such Person's ability to perform under this Agreement.”
(y)          Clause (b) of Section 8.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b)          default in the observance or performance of any covenant set forth in Sections 6.1, 6.4, 6.5, 6.6, 6.11, 6.13, 6.14, 6.15, 6.16, 6.18, 6.19 and Section 7 or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;”
(z)          Clause (m) of Section 8.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(m)          any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any subordination agreement that relates to any Subordinated Debt, or any subordination provision in any guaranty by Borrower or any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect or enforceable; or Borrower, any Subsidiary or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision or breach any provision in any such subordination agreement;”
(aa)          New clauses (n) and (o) are hereby added to Section 8.1 of the Credit Agreement immediately following clause (m) thereof to read as follows:
“(n)          any court, government or Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of, all or any material portion of the Property of Borrower and/or any one or more of its Subsidiaries; or
(o)          any investigation or proceeding before or by any Governmental Authority could reasonably be expected to have a Material Adverse Effect.”

(bb)          Section 9.10(a) of the Credit Agreement is hereby amended by adding the following at the end thereof:
“Borrower for itself and all endorsers, guarantors and sureties and their heirs, legal representatives, successors and assigns, hereby further specifically waives any rights that it may have under Section 1542 of the California Civil Code (to the extent applicable), which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR,” and further waives any similar rights under applicable laws.”
(cc)          Section 9.18 of the Credit Agreement is hereby amended by adding the following at the end thereof:
“IN THE EVENT ANY SUCH ACTION OR PROCEEDING IS BROUGHT OR FILED IN ANY UNITED STATES FEDERAL COURT SITTING IN THE STATE OF CALIFORNIA OR IN ANY STATE COURT OF THE STATE OF CALIFORNIA, AND THE WAIVER OF JURY TRIAL SET FORTH IN SECTION 19.8 HEREOF IS DETERMINED OR HELD TO BE INEFFECTIVE OR UNENFORCEABLE, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS SHALL BE RESOLVED BY REFERENCE TO A PRIVATE JUDGE SITTING WITHOUT A JURY, PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638, BEFORE A MUTUALLY ACCEPTABLE REFEREE OR, IF THE PARTIES HERETO CANNOT AGREE, A REFEREE SELECTED BY THE PRESIDING JUDGE OF SAN FRANCISCO COUNTY, CALIFORNIA.  SUCH PROCEEDING SHALL BE CONDUCTED IN SAN FRANCISCO COUNTY, CALIFORNIA, WITH CALIFORNIA RULES OF EVIDENCE AND DISCOVERY APPLICABLE TO SUCH PROCEEDING.  IN THE EVENT ANY ACTIONS OR PROCEEDINGS ARE TO BE RESOLVED BY JUDICIAL REFERENCE, ANY PARTY MAY SEEK FROM ANY COURT HAVING JURISDICTION THEREOVER ANY PREJUDGMENT ORDER, WRIT OR OTHER RELIEF AND HAVE SUCH PREJUDGMENT ORDER, WRIT OR OTHER RELIEF ENFORCED TO THE FULLEST EXTENT PERMITTED BY LAW NOTWITHSTANDING THAT ALL ACTIONS OR PROCEEDINGS ARE OTHERWISE SUBJECT TO RESOLUTION BY JUDICIAL REFERENCE.”

(dd)          Exhibit C (Compliance Certificate) attached to the Credit Agreement is hereby amended and restated and replaced in its entirety with Exhibit C attached hereto as Exhibit A.
(ee)          The Schedules (other than Schedule 6.16) attached to the Credit Agreement are hereby updated with the Schedules attached hereto as Exhibit B.
(ff)          Schedule 6.16 attached to the Credit Agreement is hereby amended and restated with Schedule 6.16 attached hereto as Exhibit C (it being understood and agreed that (x) subject to the terms and conditions of this Amendment, any Events of Default that exist as a result of the Borrower failing to comply with any post-closing obligations set forth on Schedule 6.16 of the Credit Agreement as in effect prior to giving effect to the amendment and restatement of Schedule 6.16 are hereby waived by the Bank, (y) the foregoing waiver of such Events of Default is solely limited to the specific events and the specific period(s) referenced above, as applicable, and shall not affect any breach of any of the other provisions of the Credit Agreement or any of the provisions of the Credit Agreement for any other period, as applicable, and shall not be deemed or otherwise construed to constitute a waiver of the subject provisions for any other event, any other period (as applicable) or of any Default or Event of Default arising out of any other failure of any Loan Party to comply with any of the other provisions of the Credit Agreement or Loan Documents, and (z) the Bank has granted the foregoing waiver of the such Events of Default in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such waiver shall not constitute a course of dealing or impair the Bank’s right to withhold a waiver of any similar Defaults or Events of Default in the future).
3.          Conditions Precedent.  The amendments set forth in Section 2 shall be effective upon the satisfaction of all of the following conditions precedent, each to the satisfaction of Bank in its sole discretion:
(a)          receipt by Bank from each party hereto of a counterpart of this Amendment signed on behalf of such party;
(b)          receipt by Bank from each party thereto of a counterpart of the California Acquisition Subordination Agreement;
(c)          receipt by Bank of one or more counterparts of each other agreement, document and instrument set forth on the Closing Document Checklist attached hereto as Annex I, each in form and substance satisfactory to Bank;
(d)          evidence in form and substance acceptable to Bank of the receipt by Borrower of the proceeds of the Second Lien Debt from the Second Lien Lender in an amount no less than $5,075,000;
(e)          evidence, reasonably satisfactory to Bank, that Borrower has completed, or concurrently with the initial credit extension under Second Lien Loan Documents will complete, the Related Transaction in accordance with the terms of the Related Agreements (without any amendment thereto or waiver thereunder unless consented to by the Bank);

(f)          evidence, reasonably satisfactory to Bank, that the aggregate cash portion of the purchase price for the Agama Acquisition and the California Acquisition due at closing shall not be greater than $4,430,740.76;
(g)          copies of all Related Agreements, each duly executed and dated as of the First Amendment Effective Date (or such earlier date as shall be satisfactory to Bank), in form and substance reasonably satisfactory to Bank;
(h)          evidence in form and substance acceptable to Bank that no less than $400,000.00 of principal of the MGL Seller Note will be paid from the proceeds provided by the Second Lien Lender on the First Amendment Effective Date;
(i)          evidence reasonably satisfactory to Bank that Borrower has completed the Related Transaction in accordance with the terms of the Related Agreements (without any amendment thereto or waiver thereunder unless consented to by Bank); and
(j)          receipt by Bank of such other documents, certificates, opinions and financing statements as Bank shall request.
4.          Representations, Covenants and Warranties; No Default.  The covenants set forth in the Credit Agreement and the other Loan Documents shall be deemed remade as of the date hereof by each Loan Party.  Each Loan Party hereby represents and warrants both before and after giving effect to the Related Transaction that (a) the representations and warranties of each Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof (except for those that are qualified by “materiality” or “Material Adverse Effect”, in which case such representations and warranties shall have been true and correct in all respects) except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date, (b) no Default or Event of Default has occurred and is continuing as of the date of this Amendment and no Default or Event of Default will result from the transactions contemplated hereby, (c) the Recitals hereto are true and correct, and (d) the execution, delivery and performance by Borrower of this Amendment and each related Loan Document to which it is a party, and the consummation of the transactions described herein and the transactions related hereto, do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (x) any provision of law, (y) the charter, by-laws or other organizational documents of each Loan Party or (z) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon each Loan Party or any of their respective properties, or (iii) require, or result in, the creation or imposition of any Lien on any asset of each Loan Party (other than Liens in favor of Bank created pursuant to the Collateral Documents).
5.          Updated Schedules.  Each Loan Party hereby represents and warrants to Bank that (a) the information set forth on the updated Schedules to the Credit Agreement attached hereto as Exhibit B is true and correct as of the date of this Amendment (notwithstanding that any related representation and warranty only requires that such information be true and correct as of an earlier date), and (b) the information set forth on the updated Schedules to each of the Security

Agreements attached thereto respectively is true and correct as of the date of this Amendment (notwithstanding that any related representation and warranty only requires that such information be true and correct as of an earlier date).
6.          Ratification; Claims.  Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.  Without limiting the generality of the foregoing, each Loan Party hereby acknowledges and agrees that the Security Agreement remains in full force and effect, and each Loan Party hereby acknowledges, reaffirms, confirms and ratifies all of its obligations under the Security Agreement.  Each Loan Party hereby acknowledges, confirms, reaffirms and ratifies its grant to Bank of a continuing security interest in all of its right, title and interest in all currently existing and hereafter acquired or arising Collateral.  Each Loan Party hereby represents and warrants that as of the date hereof, there are no defenses, setoffs, claims or counterclaims which could be asserted against Bank arising from or in connection with the Credit Agreement or any other Loan Document.
7.          No Waiver or Novation.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 3 of this Amendment, operate as a waiver of any right, power or remedy of Bank or Lenders, nor constitute a waiver of any provision of the Credit Agreement or the Loan Documents.  Except as expressly provided in Section 3 herein, nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Loan Documents.  This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement or any of the Loan Documents.
8.          Fees and Expenses.  The Loan Parties jointly and severally agree to pay on demand all costs and expenses of or incurred by Bank in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and/or delivered in connection with the transactions described herein, including, but not limited to, the fees and expenses of counsel for Bank.
9.          Release.  Each Loan Party, on behalf of itself and its predecessors, advisors, agents, Affiliates, directors, employees, officers, parents, representatives and subsidiaries, together with its successors and assigns (collectively, the “Releasors” and individually each a “Releasor”), knowingly, voluntarily, and intentionally releases and forever discharges Bank, its respective predecessors, advisors, agents, Affiliates, directors, employees, officers, parents, representatives and subsidiaries, together with its successors and assigns (collectively, the “Released Parties” and individually each a “Released Party”) from all possible claims, counterclaims, demands, actions, causes of action, damages, costs, expenses and liability whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, at law or in equity, originating in whole or in part on or before the date hereof, which any Releasor may now or hereafter have against any Released Party, if any (collectively, the “Released Claims”), and irrespective of whether any such Released Claims arise out of contract, tort, equity, violation of law or regulations, or otherwise.

10.          Reference to the Effect on the Credit Agreement; Loan Document.  Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and (b) each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
11.          GOVERNING LAW.  THIS AMENDMENT, AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.
12.          Headings.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
13.          Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile or by “.PDF” shall be equally as effective as delivery of an original executed counterpart of this Amendment.
14.          Loan Document.  This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement and all other Loan Documents.
[SIGNATURE PAGES FOLLOW]

(Signature Page to First Amendment to Credit Agreement)
IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.
BORROWER:	QUADRANT 4 SYSTEM CORPORATION, an Illinois corporation By: /s/ Nandu Thondavadi Dr. Nandu Thondavadi President & Chief Executive Officer

(Signature Page to First Amendment to Credit Agreement)
GUARANTOR:	STRATITUDE, INC., a California corporation By: /s/ Nandu Thondavadi Dr. Nandu Thondavadi President & Chief Executive Officer

(Signature Page to First Amendment to Credit Agreement)
BANK:	BMO HARRIS BANK N.A. By:/s/ Joseph G. Dillon Joseph G. Dillon Managing Director

EXHIBIT A

Compliance Certificate

Exhibit C
Quadrant 4 System Corporation
Compliance Certificate
To:	BMO Harris Bank N.A.
This Compliance Certificate is furnished to BMO Harris Bank N.A. (“Bank”) pursuant to that certain Credit Agreement dated as of July 1, 2016, between Quadrant 4 System Corporation and Bank (the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.
The Undersigned hereby certifies, that:
1.          I am the duly elected _____________________________________ of Borrower;
2.          I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
3.          The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;
4.          The financial statements required by Section 6.5 of the Credit Agreement and being furnished to you concurrently with this certificate are, to the best of my knowledge, true, correct and complete as of the dates and for the periods covered thereby; and
5.          The Attachment hereto sets forth financial data and computations evidencing Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
 ______________________________________________________________________
The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________, ___.
QUADRANT 4 SYSTEM CORPORATION
By
Name
Title

Schedule I
 to Compliance Certificate
Quadrant 4 System Corporation
Compliance Calculations
 for Credit Agreement dated as of __________
Calculations as of _____________, _______

A. Total Funded Debt/EBITDA Ratio (Section 7.12(a))
1. Total Funded Debt	$___________
2. Net Income for past 4 quarters	___________
3. Interest Expense for past 4 quarters	___________
4. Income taxes for past 4 quarters	___________
5. Depreciation and Amortization Expense for past 4 quarters	___________
6. Add-Backs Specified in the definition of EBITDA	___________
7. Sum of Lines A2, A3, A4, A5 and A6 (“EBITDA”)	___________
8. Ratio of Line A1 to A7	____:1.0
9. Line A8 ratio must not exceed	____:1.0
10. Borrower is in compliance (circle yes or no)	yes/no
B. Fixed Charge Coverage Ratio (Section 7.12(b))
1. Sum of lines A2, A3, A4, A5, and A6 (“EBITDA”)	$___________
2. Unfinanced Capital Expenditures for past 4 quarters	$___________
3. Unfinanced Software Development Costs for past 4 quarters	$___________
4. Lines B1 minus the sum of B2 and B3 (“EBITDA”)	$___________
5. Principal payments due within next 4 quarters, including anticipated Earn Out Obligations that could become due within the next 4 quarters	$___________
6. Interest Expense for past 4 quarters (or as annualized)	$___________
7. Income taxes for past 4 quarters	$___________
8. Distributions for past 4 quarters	$___________
9. Sum of Lines B5, B6, B7 and B8	$___________
10. Ratio of Line B4 to Line B9	____:1.0

11. Line B10 ratio must not be less than	____:1.0
12. Borrower is in compliance (circle yes or no)	yes/no
C. Software Development Costs (Section 7.12(c))
1. Software Development Costs to date for the applicable twelve (12) month period	$___________
2. Maximum permitted amount	$___________
3. Borrower is in compliance (circle yes or no)	yes/no
D. Operating Leases (Section 7.12(d))
1. Year-to-date Operating Leases	$___________
2. Maximum permitted amount	$___________
3. Borrower is in compliance (circle yes or no)	yes/no

EXHIBIT B

Updated Schedules

(See attached.)

EXHIBIT C

Schedule 6.16

(See attached.)

ANNEX I

Closing Document Checklist

(See attached.)